                     Emergency Motion for Special Relief


                                   Before the
                        FEDERAL COMMUNICATIONS COMMISSION
                             Washington, D.C. 20554

In the Matter of                                     )
                                                     )
MOBILEMEDIA CORPORATION, et al.                      )     WT Docket No. 97-115
                                                     )
Applicant for Authorizations and Licensee            )
of Certain Stations in Various Services              )

To:  The Honorable Joseph Chachkin

                     EMERGENCY MOTION FOR SPECIAL RELIEF AND
                               STAY OF PROCEEDINGS
                        REGARDING MOBILEMEDIA CORPORATION

                                                     MOBILEMEDIA CORPORATION

                                                     Richard E. Wiley
                                                     Robert L. Pettit
                                                     Nancy J. Victory
                                                     WILEY, REIN & FIELDING
                                                     1776 K Street, N.W.
                                                     Washington, D.C.  20554
                                                     (202) 429-7000

April 23, 1997

                                TABLE OF CONTENTS

                                                                            Page


I.   THE INSTANT SITUATION PRESENTS A CASE OF FIRST IMPRESSION,
     BUT ONE THAT FITS SQUARELY WITHIN THE SECOND THURSDAY DOCTRINE........... 4

     A.  MobileMedia Is a Large, Publicly Traded Company in
         the Midst of a Complex Bankruptcy Reorganization .................... 4

     B.  The Outcome of MobileMedia's Chapter 11 Proceeding
         Will Comply with the Second Thursday Doctrine........................ 8

II.  THE TEST TRADITIONALLY APPLIED BY THE COMMISSION SUPPORTS THE
     ISSUANCE OF A STAY OF THE HEARING .......................................10

     A.  Unless the Threat of Service Disruption Is Immediately
         Removed, MobileMedia's Operations Would Likely Suffer
         Material, Irreparable Harm...........................................12

     B.  Other Parties Will Not Suffer Any Harm Resulting From
         Grant of the Requested Relief........................................13

     C.  The Public Interest Requires Grant of the Requested Stay.............14

III. CONCLUSION...............................................................16

                                   Before the
                        FEDERAL COMMUNICATIONS COMMISSION
                             Washington, D.C. 20554


In the Matter of                                )
                                                )
MOBILEMEDIA CORPORATION, et al.                 )      WT Docket No. 97-115
                                                )
Applicant for Authorizations and Licensee       )
of Certain Stations in Various Services         )

To:  The Honorable Joseph Chachkin

                     EMERGENCY MOTION FOR SPECIAL RELIEF AND
                               STAY OF PROCEEDINGS
                        REGARDING MOBILEMEDIA CORPORATION

     MobileMedia Corporation and its subsidiaries ("MobileMedia" or "the Company"), debtors-in-possession, by their attorneys and pursuant to Section
1.43 of the Commission's Rules,(1) hereby request: (1) an immediate finding that a solution consistent with the Commission's Second Thursday precedent(2) is available to and may be pursued by the Company; and (2) a 10-month stay of further proceedings in the instant hearing(3) in order to permit the Company to pursue and finalize a transfer or assignment of the subject authorizations and applications that would satisfy the Commission's Second Thursday doctrine.

----------

     (1) 47 C.F.R.ss.1.43 (1996).

     (2) See Second Thursday Corp., 22 F.C.C.2d 515 (1970). See, infra, at 8.

     (3) The hearing was instituted on April 8, 1997 by Commission order. MobileMedia Corporation, et al., Order to Show Cause, Hearing Designation Order and Notice of Opportunity for Hearing for Forfeiture, FCC 97-124 (April 8, 1997) [hereinafter "Order"].

     This is a case of first impression in that it involves a publicly traded corporation, that is in the midst of a complex reorganization involving a substantial web of creditor relationships under the supervision of the bankruptcy court. As detailed below, these complexities mean that, unlike most prior Second Thursday applicants, the Company is not yet in a position to file immediate Second Thursday applications. However, MobileMedia is irrevocably committed to pursuing a process that will result in an assignment or transfer of control that is fully and strictly consistent with the Second Thursday precedent. As demonstrated herein, the requirements of the bankruptcy process will ensure that the outcome of MobileMedia's Chapter 11 proceeding will result in a transfer of control -- whether through a sale of MobileMedia to a third party or through a plan of reorganization that transfers ownership of the Company to MobileMedia's creditors -- which will satisfy the requirements of Second Thursday.

     Accordingly, for the reasons detailed below, the Company urges the prompt issuance of a stay (or other suspension of the procedural dates in) the hearing with regard to the Company.(4) By doing so, MobileMedia also requests it be made clear that a Second Thursday solution is available to and may be pursued by the Company. Unless the hearing is immediately stayed and the Commission makes clear to

----------
     (4) MobileMedia directors are currently in discussions with the Wireless Telecommunications Bureau staff as to procedures for narrowing and expeditiously resolving any issues applicable to directors individually, in this proceeding or other expedited procedural mechanism.

MobileMedia's 4.3 million customers that service will neither be interrupted nor terminated if a Chapter 11 plan of reorganization consistent with Second Thursday is confirmed and approved by the Commission, the business of MobileMedia, a Chapter 11 debtor-in-possession, would likely suffer material and irreparable damage. In addition, its creditors, to whom in excess of $1.1 billion is owed, would potentially suffer material losses; and its 4.3 million innocent subscribers, who are concerned about the risk of interruption of service, could suffer the expense and inconvenience of changing their paging service.(5) The Commission's own well-developed public interest priorities, as well as comity with federal bankruptcy law and process, warrant a stay of the enforcement proceedings while MobileMedia pursues this Second Thursday solution.

----------
     (5) As demonstrated below, because of the potential for material and irreparable harm to the Company, its subscribers and the wireless industry, the public interest requires immediate action on this request. Accordingly, MobileMedia urges the Wireless Telecommunications Bureau to submit its comments on the motion as quickly as practicable to permit action on this motion without waiting for expiration of the full time for filing responsive pleadings. See 47 C.F.R. ss. 1.298 (1996).

I. THE INSTANT SITUATION PRESENTS A CASE OF FIRST IMPRESSION, BUT ONE THAT FITS SQUARELY WITHIN THE SECOND THURSDAY DOCTRINE

     A. MobileMedia Is a Large, Publicly Traded Company in the Midst of a Complex Bankruptcy Reorganization

     In contrast to the typical licensee seeking relief under the Second Thursday doctrine, MobileMedia is the second largest provider of paging service in the country, with over 4.3 million subscribers and paging transmission service in 50 states. It is a public company whose common stock is traded on the Nasdaq National Market with over 45 million shares outstanding. For fiscal year 1996, it had gross revenues of over $600 million.

     On January 30, 1997, MobileMedia filed Chapter 11 proceedings in the United States Bankruptcy Court in Wilmington, Delaware to preserve its business operations while it restructured its more than $1.1 billion in debt. As a result of its filing for Chapter 11 protection, MobileMedia is subject to a whole host of regulatory requirements, all subject to oversight by the United States Bankruptcy Court and monitored by an official Creditors Committee appointed by the United States Trustee, an arm of the Department of Justice. 11 U.S.C. ss.ss. 1102, 1103. There also is oversight by a steering committee of pre-petition secured lenders and by the post-petition lenders to MobileMedia as debtor-in-possession. As debtor-in-possession, the Company has, by statute, the rights, powers and obligations of a Chapter 11 trustee. Paramount among these obligations is the duty to maximize enterprise value for the benefit of parties in interest in the order of their legal priority.(6) The debtor-in-possession in a Chapter 11 case is, in effect, a trustee charged with a fiduciary duty to do what is necessary to accomplish that goal. A debtor may conclude that the greatest value would result from a sale to a third party. Alternatively, a debtor's existing creditors may convert all or a significant portion of their debt to equity -- in effect, a "sale" of their debt for equity -- and take control of the company.

     In order to be approved by the Bankruptcy Court, any plan must comply with the Code's many requirements pertaining to public policy and to the equitable treatment of creditors. See, e.g., 11 U.S.C. ss. 1129. For example, one such provision requires that the selection of officers and directors be consistent with public policy. 11 U.S.C. ss. 1129(a)(5). Of equal importance, a plan of reorganization must comply with the so-called "absolute priority rule", which provides that if secured and unsecured creditors are not paid in full under a plan of reorganization, no class junior to them (i.e., equity) may retain any interest whatsoever in the debtor unless each class of creditors agrees. 11 U.S.C. ss. 1129(b).

     Recognizing its fiduciary obligations and the economic reality of the present situation, MobileMedia is already moving as expeditiously as possible towards formulating a plan of reorganization consistent with these requirements. It has retained

----------
     (6) See Commodity Futures Trading Comm'n v. Weintraub, 471 U.S. 343, 355
(1985); see also LaRose v. FCC, 494 F.2d 1145, 1149 (D.C. Cir. 1974) (receiver was "an officer of the court . . . charged with the duty of disposing of the assets in a manner that maximized the interests of the creditors").

the Blackstone Group L.P. as its financial advisor, and Ernst & Young LLP and Alvarez & Marsal, Inc. (which has provided the services of Joseph A. Bondi, MobileMedia's Chairman-Restructuring) as its accountants and turnaround consultants. It has also hired a new Chief Executive Officer, Ronald Grawert.

     However, even though MobileMedia is attempting to move ahead quickly with a plan of reorganization, the Company cannot effect the inevitable change of control overnight. Because of the complexities of the requirements of being a publicly held corporation as well as the stringent requirements of the bankruptcy process, finalizing and confirming a plan -- even on an aggressive schedule -- is expected to take ten months at a minimum. Indeed, the Bankruptcy Code contains detailed provisions governing the proposal and confirmation of a plan of reorganization. Once the parameters of a plan are decided upon by the debtor, the Bankruptcy Code mandates the preparation of a detailed written plan and disclosure statement that must be approved by the Bankruptcy Court before being distributed to the creditors for approval. 11 U.S.C. ss. 1125.

     Accordingly, MobileMedia estimates that identification and approval of its reorganization plan will likely require the following:

o Determination as to which business solution, sale or internal reorganization, will produce the highest enterprise value (75 to 120 days);

o Negotiation of a consensual reorganization plan with its creditors and other stakeholders (50 days);

o Preparation and filing of a reorganization plan and disclosure statement (45 days);

o    Court approval of the disclosure statement (35 days);

o    Solicitation of acceptances to the reorganization plan (60 to 75 days);

o    Confirmation of the reorganization plan (30 days); and

o Commission approval of the transfer of the business before the reorganization becomes effective.

In other words, from the point in time that MobileMedia knows the form of the business transaction its reorganization will take, it is likely to take six months to complete the bankruptcy process and file appropriate FCC applications. Yet, to have a business to sell or reorganize, MobileMedia must be able to announce to the marketplace that the solution offered by the Second Thursday doctrine will be available to it, and that it will be able to preserve the business value and transfer ownership of the Company and its licenses to its creditors or to a third party for the benefit of its creditors. Otherwise, deterioration to MobileMedia's business may well preclude any meaningful attempt to effect such a transfer.

     MobileMedia proposes to file quarterly reports with the Presiding Officer and/or Commission detailing its efforts to satisfy each of the steps outlined above. These status updates would serve to inform the Commission as to the Company's progress in complying with these many corporate and bankruptcy requirements, while also reassuring the agency that MobileMedia is actively and aggressively pursuing a solution consistent with Second Thursday.

     B. The Outcome of MobileMedia's Chapter 11 Proceeding Will Comply with the Second Thursday Doctrine

     Under the Commission's Second Thursday doctrine, a licensee in bankruptcy can forgo an FCC hearing on qualifications issues and effect a transfer of its licenses to a qualified third party as long as the individuals charged with misconduct (1) would have no part in the proposed operations and (2) would derive no benefit from such transfer, or would receive only a minor benefit that would be outweighed by equitable considerations in favor of innocent creditors. The Second Thursday doctrine is specifically designed to "accommodate[] the policies of federal bankruptcy law with those of the Communications Act." LaRose
v. FCC, 494 F.2d 1145, 1147 (D.C. Cir. 1974).

     MobileMedia's eventual plan of reorganization -- whether it effectuates a sale to a third-party (as in LaRose, supra) or effectuates an "internal" reorganization (as in Seraphim Corp., 4 F.C.C. Rcd 8819 (1989)) -- will involve a transfer of control and thus a transfer of MobileMedia's FCC licenses. This conclusion is dictated by three factors, which are discussed below:

     1.   MobileMedia's capital structure;

     2. The procedural and substantive requirements of federal bankruptcy and telecommunications law; and

     3.   The value of MobileMedia's business as a going concern.

Moreover, any plan of reorganization will satisfy all of the components of the Second Thursday doctrine.

     Currently, MobileMedia owes in excess of $1.1 billion to its creditors. Of that $1.1 billion, $649 million was borrowed, pre-petition, from a syndicate of banks and financial institutions. In the first weeks of its Chapter 11 case, MobileMedia obtained a commitment for up to $200 million in debtor-in-possession financing to be provided by a subset of its pre-bankruptcy lenders, with The Chase Manhattan Bank as agent.(7) Both the pre-petition and post-petition bank debt is secured by virtually all of the assets of MobileMedia. MobileMedia also has outstanding three series of public unsecured, subordinated bonds totaling more than $425 million. MobileMedia additionally owes approximately $14 million to over 3,000 pre-petition trade and other creditors.

     At the bottom of MobileMedia's capital structure is its outstanding common stock, of which approximately 64% is publicly-traded and not held by any person affiliated with the Company. As discussed above, bankruptcy law requires that these equityholders cannot retain any interest in a reorganized entity unless creditors are made whole or otherwise consent. The Company believes that any conceivable plan of reorganization for MobileMedia, other than a sale to a third party, would involve a massive conversion of debt to equity, and the substantial dilution, if not total elimination, of equity. A sale would, of course, benefit parties in interest in the order of priority set forth in the Bankruptcy Code.

----------
     (7) This debtor-in-possession financing was obtained in order to pay approximately $45 million in trade debt and to fund its on-going obligations. The credit line is expected to enable MobileMedia to stabilize its business operations and negotiate a reorganization plan with its lenders.

     Thus, any plan of reorganization -- whether involving a sale of MobileMedia to a third party or a transfer of ownership to MobileMedia's creditors -- will necessarily involve a transfer of control to new equityholders who, subject to Commission approval and bankruptcy procedure, will select their own board of directors, which in turn will appoint officers and senior management. Further, MobileMedia commits that any person who is charged with wrongdoing at the time of the confirmation of the reorganization plan will not be involved with the Company from that time forward. Therefore, any reorganization plan will comply with both prongs of the Second Thursday doctrine, since there will be a transfer of licenses in which any individuals charged with misconduct at the time of the plan's confirmation will have no part in the proposed operations and will not derive any benefit from the transfer, except to the extent permitted by Second Thursday. Moreover, since any reorganization plan will involve a transfer of licenses or change of control, any such plan will necessarily be subject to the Commission's approval and its determination of such plan's compliance with the Second Thursday doctrine.

II. THE TEST TRADITIONALLY APPLIED BY THE COMMISSION SUPPORTS THE ISSUANCE OF A STAY OF THE HEARING

     Flexible accommodation of the purposes of the bankruptcy law mandates suspension of the hearing in this case. See LaRose, supra. Moreover, the Commission has consistently granted stays of agency proceedings where a particular party or parties -- and the public interest -- would be detrimentally or irreparably affected absent relief.

Four factors are ordinarily considered in determining whether a stay is warranted: (1) the likelihood that the petitioner will prevail on the merits;
(2) the likelihood that the petitioner will be irreparably harmed absent a stay;
(3) the prospect that others will be harmed if a stay is granted; and (4) the public interest in granting the stay.(8) In the past, the Commission has frequently stayed hearing proceedings pending the Commission's consideration of Second Thursday and similar solutions.(9)

     As addressed in detail above, MobileMedia is irrevocably committed to pursuing a Second Thursday transaction as soon as practicable. As such, MobileMedia plainly meets the first factor.(10) A review of the other criteria justifying a stay also strongly support grant of the requested relief.(11)

----------
     (8) See Virginia Petroleum Jobbers Ass'n v. FPC, 259 F.2d 921 (D.C. Cir.
1958) (per curiam), as modified by Washington Metropolitan Area Transit Comm'n
v. Holiday Tours, 559 F.2d 841 (D.C. Cir. 1977); see also Cellular Marketing, Inc. v. Houston Cellular Telephone Co., 4 F.C.C. Rcd 6667 (1989).

     (9) See, e.g., Oyate, Inc., 3 F.C.C. Rcd 3940 (1988); KOZN(FM) Stereo 99, Ltd., 3 F.C.C. Rcd 877, 877 (1988); Cosmopolitan Enterprises, Inc., 73 F.C.C. 2d 700,701 (1979). See also Atkins Broadcasting, 8 F.C.C. Rcd 6321, 6322 (Mass Media Bur. 1993); Allan H. Weiner, 1986 Lexis 3580 (Mass Media Bur. 1986) (stay granted and twice extended); Blue Ribbon Broadcasting, Inc., 90 F.C.C.2d 1029, 1030-31 (ALJ 1981).

     (10) Since the bankruptcy proceeding will ultimately lead to a change of control under the Second Thursday doctrine, it is unnecessary to address whether MobileMedia would prevail in the merits in the hearing. Rather, the pertinent analysis is whether the Company has demonstrated that it would prevail on the merits of a Second Thursday application.

     (11) Indeed, even where the substance of the proposed Second Thursday transfer has presented "a close and difficult question," the Commission has granted a stay of further hearing proceedings. Oyate, Inc., 3 F.C.C. Rcd at 3940.

A. Unless the Threat of Service Disruption Is Immediately Removed, MobileMedia's Operations Would Likely Suffer Material, Irreparable Harm

     MobileMedia's paging business would likely suffer material and irreparable damage absent the requested stay and confirmation that MobileMedia's operations can be preserved through an assignment or transfer of control consistent with the Second Thursday doctrine. Such damage would likely result in a loss of business value of hundreds of millions of dollars, all to the immediate detriment of MobileMedia's innocent creditors, including its thousands of unsecured creditors. The potential harm to MobileMedia's business would result from the hearing process itself, regardless of the eventual outcome of the hearing on the merits.

     MobileMedia's business, as is the case with other paging companies, requires that it continually add new customers to grow the revenue base and to replace those that terminate their service or "churn." This is necessary for the business to remain viable. The pendency of a hearing that may result in a loss of MobileMedia's licenses could cause many existing and prospective customers, particularly large corporations, hospitals and government agencies, not to select or continue with MobileMedia as their carrier. For such customers, the choice of a paging service represents a significant investment; indeed, the service becomes an integral part of their business operations. Fear as to the reliability of that service could prompt existing or prospective customers to select another paging provider. Customers who become aware that MobileMedia's licenses could be revoked may be incentivized to switch to a competitor in order to avoid the possibility of business disruption. Some large MobileMedia customers have already expressed concern about the risk to their service as a result of the hearing announcement.

     The uncertainty posed by the hearing process could also negatively affect employee morale, lead to the loss of existing employees, and make it exceedingly difficult to hire new employees. Unless the Commission stays the hearing with respect to MobileMedia and confirms that the operations can be preserved through a Second Thursday solution, MobileMedia could incur increased employee morale problems that might rapidly harm its business operations and its customer base, thereby causing a material loss in business value to the detriment of the Company's thousands of innocent creditors.

     Moreover, given the costly and labor-intensive nature of the administrative hearing process, the hearing's continued pendency with respect to MobileMedia would be a significant distraction and hindrance to the stabilization and reorganization of the business.

     B. Other Parties Will Not Suffer Any Harm Resulting From Grant of the Requested Relief

     MobileMedia would plainly benefit from the requested action, as would its innocent creditors, which will be more likely to maximize their recovery if the company is permitted to engage in a court-supervised plan of reorganization unaffected by the hearing process.

     C.   The Public Interest Requires Grant of the Requested Stay

     The requested relief is plainly consistent with the public interest. As an initial matter, a suspension of the hearing would enable the bankruptcy proceeding to go forward, avoiding frustration of the core purposes of the bankruptcy law. Moreover, any further harm to the country's second largest paging company resulting from the risks, costs and distractions of a Commission hearing process could also have adverse effects on the paging industry and the wireless marketplace as a whole, including a reduction in the level of competition. The current competitive pressures that stimulate lower prices and more service options for consumers and incentives to pursue technological and customer service innovations could be substantially diminished. These potential anti-competitive effects are inconsistent with the Commission's Congressional mandate to foster competition.

     Further, the potential damage to MobileMedia's business operations could affect the valuation and financial health of the entire wireless industry. Over the course of the last few years, wireless companies have seen their stock prices fall dramatically. Banks and investment companies once so eager to finance wireless enterprises have recently been closing their doors to members of this industry. Indeed, the recent slew of defaults or near-defaults by new PCS companies evidences the difficulties wireless companies face in seeking financing. MobileMedia's financial problems have already had a damaging impact on the rest of the paging industry, both in terms of market value and access to capital. Further harm to MobileMedia's business during the pendency of this hearing could increase these detrimental effects and extend them to the rest of the wireless industry.

     Moreover, the requested relief, if granted, will help to ensure that MobileMedia's 4.3 million subscribers will continue to receive reliable, quality paging service. As indicated above, the risks, costs and distractions of the hearing process may cause material and irreparable damage to MobileMedia's business, detrimentally affecting the quality and availability of the Company's vital communications services. Such potential damage to the business may also impair the Company's ability to implement upgrades and other improvements to enhance the services now being provided to subscribers. Clearly, such an outcome would not be in the public interest.

     In addition, as detailed above, the potential harm to MobileMedia absent such relief would likely adversely affect the Company's thousands of innocent creditors. These entities include not only banks and investment firms that have provided financing, but pension funds and individual bondholders, as well as several thousand companies that have provided goods or services to MobileMedia.

     Finally, grant of the requested relief would serve the public interest by conserving resources (both the Company's and the government's) that otherwise would be expended resolving issues that will be rendered moot by application of the Second

Thursday doctrine.(12) Because MobileMedia is committed to transfer or assign its licenses in a manner to satisfy the Second Thursday requirements, it would not serve the public interest to proceed with the hearing with respect to MobileMedia at this time and needlessly expend public and private funds.

III. CONCLUSION

     For the foregoing reasons, MobileMedia urges the Commission promptly to stay the hearing with respect to MobileMedia initiated in its April 8, 1997 Order and specifically to confirm that the Company's transfer or assignment of its authorizations through an approved Second Thursday transaction would terminate the hearing with respect to MobileMedia and permit the preservation of the subject paging licenses (albeit under a change of control). Such action is consistent with Commission precedent and will help to ensure the continued provision of valuable paging services to

----------
     (12) See Oyate, Inc., 3 F.C.C. Rcd at 3940 ("we do not believe that it would serve the public interest to expend hearing resources while we consider this matter").

millions of subscribers, to protect innocent creditors owed on excess of $1.1 billion, and to maintain the competitiveness and financial health of the wireless industry.

                                          Respectfully submitted,
                                          MOBILEMEDIA CORPORATION

                                          By: /s/ Robert L. Pettit
                                              ---------------------------
                                              Richard E. Wiley
                                              Robert L. Pettit
                                              Nancy J. Victory
                                                     of
                                              WILEY, REIN & FIELDING
                                              1776 K Street, N.W.
                                              Washington, D.C.  20554
                                              (202) 429-7000

April 23, 1997

                             CERTIFICATE OF SERVICE

     I hereby certify that on this 23rd day of April, 1997, I caused copies of the foregoing "Emergency Motion For Special Relief And Stay Of Proceedings Regarding MobileMedia Corporation" to be hand-delivered to the following:

                                    Commissioner Reed E. Hundt
                                    Federal Communications Commission
                                    1919 M Street, N.W.
                                    Room 814
                                    Washington, DC  20554

                                    Commissioner Rachelle B. Chong
                                    Federal Communications Commission
                                    1919 M Street, N.W.
                                    Room 844
                                    Washington, DC  20554

                                    Commissioner Susan Ness
                                    Federal Communications Commission
                                    1919 M Street, N.W.
                                    Room 832
                                    Washington, DC  20554

                                    Commissioner James H. Quello
                                    Federal Communications Commission
                                    1919 M Street, N.W.
                                    Room 802
                                    Washington, DC  20554

                                    Mr. William E. Kennard
                                    General Counsel
                                    Federal Communications Commission
                                    1919 M Street, N.W.
                                    Room 614
                                    Washington, DC  20554

                                    Daniel B. Pythyon
                                    Acting Chief
                                    Wireless Telecommunications Bureau
                                    2025 M Street, N.W., Room 5002
                                    Washington, DC 20554

                                    Rosalind K. Allen
                                    Deputy Chief
                                    Wireless Telecommunications Bureau
                                    2025 M Street, N.W., Room 5002
                                    Washington, DC 20554

                                    Gary P. Schonman
                                    D. Anthony Mastando
                                    Enforcement Division
                                    Wireless Telecommunications Bureau
                                    2025 M Street, N.W., Room 8308
                                    Washington, DC  20554


                                             /s/ Corliss Holly-Harkins
                                             --------------------------------
                                                 Corliss Holly-Harkins